UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

BOSTON LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 425-0200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2002, Boston Life Sciences, Inc., a Delaware corporation (the “Company”), issued to Ingalls & Snyder Value Partners, L.P. (“ISVP”) a warrant (the “Warrant”) to purchase 500,000 shares of the Company’s common stock. On November 12, 2004, in connection with the prepayment of 10% Convertible Senior Secured Promissory Notes (discussed in Item 1.02 below), the Company entered into Amendment No. 1 to the Warrant with ISVP to reduce the per share exercise price of the Warrant from $2.16 to $1.00. The Company will record a charge of approximately $50,000 in the fourth quarter of 2004 in connection with this re-pricing.

According to a Schedule 13G/A filed with the Securities and Exchange Commission by ISVP on November 1, 2004, ISVP beneficially owned approximately 12.4% of the outstanding common stock of the Company on November 1, 2004. Robert L. Gipson, who serves as Senior Director of Ingalls & Snyder LLC and a General Partner of ISVP, served as a Director of the Company from June 15, 2004 until October 28, 2004.

Item 1.02. Termination of a Material Definitive Agreement.

On July 25, 2002, the Company issued a 10% Convertible Senior Secured Promissory Note due June 1, 2005 (the “Note”) to ISVP with a total face value of $4,000,000. On December 1, 2002 and June 1, 2003, the Company elected to pay the interest on the Note in the form of additional notes in the amount of $143,333 and $207,167, respectively (collectively with the Note, the “Notes”). On June 15, 2004, the Company obtained a release of the security interest and continuing lien on its current and after-acquired property securing the Notes by providing alternative collateral in the form of an Irrevocable Standby Letter of Credit (the “Letter of Credit”) with Boston Private Bank & Trust Company for the benefit of ISVP in the amount of all remaining principal and interest payments of the Notes through maturity. The Company also entered into a Security Agreement and a Continuing Letter of Credit and Security Agreement with Boston Private Bank & Trust Company.

On November 12, 2004, ISVP consented to prepayment of the Notes, the Company prepaid the outstanding principal plus accrued interest on the Notes in the amount of $4,543,856 and the Company obtained a release from the obligation to provide a letter of credit collateralizing the Notes. Payment for the Notes was made through a draw on the Letter of Credit in the amount of the total prepayment. The Letter of Credit, the Security Agreement and Continuing Letter of Credit, and the Security Agreement were all terminated in connection with this transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Life Sciences, Inc.

Date: November 17, 2004	By:	/s/ Joseph Hernon
Joseph Hernon Chief Financial Officer and Secretary